UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2005

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-19826	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2005, Mohawk entered into an approximately $1.5 billion five-year senior, unsecured, revolving credit and term loan facility and a $1.5 billion 364-day senior, unsecured, bridge term loan facility. Mohawk entered into both facilities in connection with the closing of the transactions contemplated by the Share Purchase Agreement dated July 2, 2005, by and between Cigales SAK and Mohawk Industries, Inc., pursuant to which an indirect subsidiary of Mohawk has acquired all of the outstanding shares of Unilin Holding NV. Additional details regarding the two credit facilities are set forth in Item 2.03 of this report.

In addition, effective as of the closing of the transactions contemplated by the Unilin purchase agreement, Unilin entered into management agreements with selected members of the existing Unilin management team, including Mr. Frans De Cock, the managing director of Unilin, and Mr. Paul De Cock, the son of Mr. Frans De Cock and an officer of Unilin.

Under the terms of the management agreement entered into between Unilin and Mr. Frans De Cock, he will receive, in exchange for management services, annual compensation of €437,500 and be entitled to an annual bonus ranging between 0% and 85% of such annual compensation based on the financial performance of Unilin. In addition, Mr. De Cock will participate in Mohawk’s incentive plan based on growth of Mohawk’s earnings per share from year-to-year. The term of the management agreement is three years from the date of the closing of the Unilin acquisition, provided that the management agreement may be terminated by Unilin with twelve months’ notice. In addition, Unilin may terminate the management agreement at any time with cause with no additional payment to Mr. De Cock, or at any time without cause if Unilin pays Mr. De Cock a one-time compensatory allowance equal to the fixed annual remuneration multiplied by 1.85.

Under the terms of the management agreement entered into between Unilin and Mr. Paul De Cock, he will receive annual compensation of €292,000 and be entitled to an annual bonus ranging between 0% and 75% of such annual compensation based on the financial performance of Unilin. In addition, Mr. De Cock will participate in Mohawk’s incentive plan based on growth of Mohawk’s earnings per share from year-to-year. The term of the management agreement is five years from the date of the closing of the transactions contemplated by the purchase agreement, provided that the management agreement may be terminated by Unilin with twelve months’ notice. In addition, Unilin may terminate the management agreement at any time with cause with no additional payment to Mr. De Cock, or at any time without cause if Unilin pays Mr. De Cock a one-time compensatory allowance equal to the fixed annual remuneration multiplied by 1.75.

In connection with the closing of the Unilin transaction, each of Messrs. Paul De Cock, Bernard Thiers, Marc Van Canneyt and Paul De Fraeye, who are collectively referred to in this report as the “participating Unilin officers,” entered into a discounted stock purchase agreement to purchase an aggregate amount of 585,549 shares of Mohawk common stock at a price per share equal to $81. Additionally, upon Unilin’s achievement of certain financial measures following the acquisition, the participating Unilin officers also are entitled to receive cash payments, according to the same percentage participation as in their initial investment described above, over a five-year period beginning in 2006. Shares of Mohawk common stock purchased by the participating Unilin officers may not be disposed of nor redeemed prior to the second anniversary of their purchase, and thereafter, one-third of the shares purchased by each participating Unilin officer in the initial investment may be disposed of each year.

Copies of the management agreements described above and the discounted stock purchase agreement are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Unilin purchase agreement, on October 31, 2005, an indirect subsidiary of Mohawk acquired all of the outstanding shares of Unilin from Cigales SAK for a purchase price of approximately €2.2 billion in cash, or approximately $2.6 billion. The purchase price was financed by borrowings under the facilities described in Item 1.01 and 2.03 herein.

A copy of the press release dated October 31, 2005, announcing the closing of the transactions contemplated by the Unilin purchase agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As reported in Item 1.01 of this report, on October 28, 2005, Mohawk entered into a $1.5 billion 364-day senior, unsecured bridge term loan facility and an approximately $1.5 billion five-year senior, unsecured, revolving credit and term loan facility in connection with the closing of the transactions contemplated by the Unilin purchase agreement.

The $1.5 billion five-year credit facility consists of a (i) $750,000,000 revolving credit facility, (ii) a $389,220,000 term loan facility and (iii) a €300,000,000 term loan facility. The five-year credit facility matures on October 28, 2010. The bridge facility matures 364 days after the closing date of the bridge facility, or October 27, 2006. At Mohawk’s election, both the five-year credit facility and the bridge facility bear interest at (i) the greater of (x) Wachovia’s prime rate or (y) the overnight federal funds rate plus 0.50%, or (ii) LIBOR plus an indexed amount based on the senior, unsecured, long-term debt rating of Mohawk.

The proceeds of the facilities will be used to finance the purchase price for the Unilin acquisition, to refinance certain existing indebtedness of Mohawk, Unilin Flooring and each company’s subsidiaries and to pay fees and expenses related to the transactions and the purchase of Unilin. The proceeds of the five-year credit facility may also be used for general corporate purposes.

Under the terms of the bridge facility, subject to certain customary exceptions, Mohawk must repay the outstanding principal amount of the bridge facility by an amount equal to 100% of the net cash proceeds from dispositions of property not made in the ordinary course of business, from insurance and condemnation recoveries and from certain issuances of debt or equity.

These facilities include certain covenants and events of default that impose restrictions on Mohawk’s financial and business operations.

The foregoing summaries of these facilities are qualified in their entirety by reference to the five-year credit facility and the bridge facility, which are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2005, the board of directors of Mohawk appointed Mr. Frans De Cock to serve as a Class II director of Mohawk effective upon the closing of the acquisition of Unilin, filling a vacancy created by the expansion of the board of directors to eleven members by action of the board. Mr. De Cock is a director and the principal executive officer of Unilin and was appointed as a member of the board of directors of Mohawk in connection with the acquisition of Unilin.

Summaries of the management agreements entered into between Unilin and Frans De Cock, and between Unilin and his son, Paul De Cock are set forth in Item 1.01 of this current report and incorporated herein by reference.

Over the last several years, Messrs. De Cock have served as officers of Unilin and certain of its subsidiaries. In connection with such service, during 2004, Mr. Frans De Cock received approximately €950,000 from Unilin in salary, bonus and related payments and has received approximately €770,000 during the year to date. Mr. Paul De Cock received approximately €55,334 in salary and related payments from Unilin during 2004 and has received approximately €100,000 during the year to date.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired:

The consolidated financial statements of Unilin for the year ended December 30, 2004, and for the ten-month period ending October 30, 2005, and the unaudited pro forma condensed combined consolidated financial information will be filed by an amendment to this Form 8-K when they become available, together with the report of BDO Atria, independent accountant for Unilin, on the consolidated financial statements of Unilin for the year ended December 30, 2004 and for the ten-month period ending October 30, 2005.

(d) Exhibits:

Exhibit No.	Description
10.1	Management Agreements dated October 31, 2005, by and between Unilin Flooring BVBA and each of Frans De Cock and Paul De Cock.

10.2	Discounted Stock Purchase Agreement dated October 31, 2005, by and between Mohawk Industries, Inc. and Paul De Cock, Bernard Thiers, Marc Van Canneyt and Paul De Fraeye.

10.3	Five Year Credit Agreement dated as of October 28, 2005, by and among Mohawk Industries, Inc., each of the Banks party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent.

10.4	364-Day Credit Agreement dated as of October 28, 2005, by and among Mohawk Industries, Inc., each of the Banks party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release dated October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

By:	/s/ Michel S. Vermette
Michel S. Vermette
V.P. & Corporate Controller

Dated: November 2, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Management Agreements dated October 31, 2005, by and between Unilin Flooring BVBA and each of Frans De Cock and Paul De Cock.

10.2	Discounted Share Purchase Agreements dated October 31, 2005, by and between Mohawk Industries, Inc. and Paul De Cock, Bernard Thiers, Marc Van Canneyt and Paul De Fraeye.

10.3	Five Year Credit Agreement dated as of October 28, 2005, by and among Mohawk Industries, Inc., each of the Banks party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent.

10.4	364-Day Credit Agreement dated as of October 28, 2005, by and among Mohawk Industries, Inc., each of the Banks party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release dated October 31, 2005.